                                           INVESTMENT ADVISORY AGREEMENT

                                                  By and Between

                                         Thrivent Financial for Lutherans
                                                        and
                                    Thrivent Financial Securities Lending Trust

INVESTMENT  ADVISORY  AGREEMENT,  made as of the 25th day of August,  2004, (the  "Effective  Date") by and between
Thrivent  Financial for Lutherans,  a fraternal  benefit society organized and existing under the laws of the State of Wisconsin  ("Adviser"),  and Thrivent Financial  Securities  Lending Trust, a Massachusetts  Business Trust (the
"Trust").

WHEREAS,  the Trust is engaged in  business as an  open-end  investment  company  registered  under the  Investment
Company Act of 1940, as amended ("1940 Act"); and

WHEREAS, the Trust is authorized to issue shares of an initial investment portfolio, (the "Portfolio,"); and

WHEREAS,  Adviser is  registered as an investment  adviser  under the  Investment  Advisers Act of 1940, as amended
("Advisers Act"); and

WHEREAS,  the Trust desires to retain Adviser as adviser to furnish investment  advisory services to the Trust, and
Adviser is willing to furnish such services;

NOW,  THEREFORE,  in  consideration  of the premises and mutual promises herein set forth, the parties hereto agree as follows:

I.       Appointment.  (A) The Trust  hereby  appoints  Adviser  as its  investment  adviser  with  respect  to the
         Portfolio  for the period and on the terms set forth in this  Agreement,  and (B) Adviser  hereby  accepts such  appointment  and  agrees to render  the  services  herein set  forth,  for the  compensation  herein provided.

II.      Additional  Series.  In the event that the Trust  establishes  one or more series of shares other than the
         Portfolio  with  respect  to which the Trust  desires  to retain  Adviser  to render  investment  advisory services  hereunder,  the Trust shall so notify  Adviser in writing,  indicating  the  advisory  fee to be payable with respect to the  additional  series of shares.  If Adviser is willing to render such  services on the terms  provided for herein,  it shall so notify the Trust in writing,  whereupon  such series shall become a Portfolio hereunder.

III.     Duties of Adviser.

         A.       Adviser is hereby  authorized  and  directed  and hereby  agrees to (i) furnish  continuously  an investment  program for the  Portfolio,  and (ii)  determine  from time to time what  investments shall be purchased,  sold or exchanged  and what portion of the assets of the Portfolio  shall be held  uninvested.  Adviser  shall  perform  these  duties  subject  always  to  (1)  the  overall supervision of the Board of Trustees of the Trust (the "Board"),  (2) the Trust's  Declaration of
                  Trust and By-Laws, as amended from time to time, (3) the stated investment  objectives,  policies and  restrictions  of the  Portfolio  as set  forth  in the  Trust's  then  current  Registration
                  Statement  under the 1940 Act,  as  amended,  on Form  N-1A,  as filed  with the  Securities  and
                  Exchange  Commission  relating  to the  Portfolio  and their  shares and all  amendments  thereto
                  ("Registration  Statement"),  (4) any additional policies or guidelines  established by the Board that have been  furnished in writing to Adviser,  (5)  applicable  provisions of law,  including, without  limitation,  all  applicable  provisions  of the 1940 Act and the rules and  regulations thereunder,  and (6) the  provisions  of the  Internal  Revenue  Code of 1986,  as  amended  (the
                  "Code") applicable to "regulated  investment  companies" (as defined in Section 851 of the Code), as amended from time to time.  In  accordance  with Section VII,  Adviser  shall  arrange for the execution of all orders for the purchase and sale of  securities  and other  investments  for the
                  Portfolio's  accounts and will exercise full  discretion and act for the Trust in the same manner and with the  same  force  and  effect  as the  Trust  might  or  could do with  respect  to such purchases,  sales, or other  transactions,  as well as with respect to all other things necessary or incidental to the  furtherance or conduct of such  purchases,  sales,  or other  transactions, including without limitation, management of cash balances in the Portfolio.

         B.       Adviser  shall have no  responsibility  with respect to  maintaining  custody of the  Portfolio's assets.  Adviser shall affirm  security  transactions  with central  depositories  and advise the custodian of the Portfolio  ("Custodian")  or any  subcustodian  or  depository  promptly of each purchase  and  sale  of  the  Portfolio's  security,  specifying  the  name  of the  issuer,  the description  and amount or number of shares of the  security  purchased,  the market  price,  the commission  and gross or net price,  the trade date and  settlement  date and the identity of the effecting  broker or dealer.  Adviser  shall from time to time  provide  Custodian  and the Trust with  evidence  of  authority  of its  personnel  who  are  authorized  to give  instructions  to
                  Custodian.

         C.       Adviser shall  exercise  proxy and other voting  rights  incident to any  securities  held in the
                  Portfolio  without  consultation  with the Trust,  provided  that Adviser will follow any written instructions  received  from the Trust with respect to voting as to  particular  issues.  Adviser shall further  respond to all corporate  action matters  incident to the  securities  held in the
                  Portfolio  including,  without  limitation,  proofs of claim in bankruptcy and class action cases and shelf registrations.

         D.       In the  performance of its duties  hereunder,  Adviser is and shall be an independent  contractor and except as expressly  provided for herein or otherwise  expressly provided or authorized shall have no authority to act for or represent  the  Portfolio or the Trust in any way or otherwise be deemed to be an agent of the Portfolio or the Trust.

IV.      Compensation.  For the services provided  pursuant to this Agreement,  Adviser shall receive an investment management  fee as set forth in Schedule 1, attached  hereto and  incorporated  herein by  reference.  The management  fee shall be  payable  monthly  in  arrears  to  Adviser on or before the 10th day of the next succeeding  calendar  month.  If this  Agreement  becomes  effective or  terminates  before the end of any month,  the  investment  management fee for the period from the effective date to the end of such month or from the  beginning  of such  month  to the date of  termination,  as the case may be,  shall be  prorated according  to the  proration  which such  period  bears to the full month in which such  effectiveness  or termination occurs.

V.       Allocation of Charges and  Expenses.  Adviser  shall  furnish at its own expense  investment  advisory and portfolio  administrative  and  management  services  necessary  for  servicing  the  investments  of  the
         Portfolio,  and investment  advisory  facilities and executive and supervisory  personnel for managing the investments  and  effecting  the  portfolio  transactions  of the Trust  with  respect  to the  Portfolio.
         Adviser  shall  arrange,  if desired by the  Trust,  for  officers  and  employees  of Adviser to serve as
         Trustees,  Officers or agents of the Trust if duly elected or appointed to such  positions  and subject to their  individual  consent and to any  limitations  imposed by law. It is  understood  that the Trust will pay, or provide for the payment of, all of its own expenses including,  without  limitation,  compensation of Trustees not affiliated with Adviser or its affiliates,  governmental  fees,  interest charges,  taxes, membership  dues  in  the  Investment  Company  Institute  allocable  to the  Trust  with  respect  to the
         Portfolio,  fees and  expenses  of  independent  auditors,  of legal  counsel and of any  transfer  agent, registrar  and  dividend  disbursing  agent of the  Trust  with  respect  to the  Portfolio,  expenses  of preparing,  printing and mailing  prospectuses,  shareholders'  reports,  notices,  proxy  statements  and reports to governmental  officers and commissions,  expenses  connected with the execution,  recording and settlement of portfolio  security  transactions,  insurance  premiums,  fees and expenses of the Custodian for all  services  to the Trust  with  respect  to the  Portfolio,  including  safekeeping  of Trusts  and securities and keeping of books and calculating  the net asset value of shares of the Portfolio,  expenses of  shareholders'  meetings,  and expenses  relating to the issuance,  registration  and  qualification of shares of the Portfolio.

VI.      Subadvisers.  Adviser may enter into a  subinvestment  advisory  agreement or agreements  with one or more subadvisers  providing  that such  subadviser  shall furnish  certain  advisory and other  services to the
         Trust and Adviser with respect to the Portfolio  and also  providing  that on the terms and  conditions of such  subinvestment  advisory  agreement such  subadviser may determine from time to time what  securities shall be purchased,  sold or exchanged by the Trust and what portion of the assets of the Portfolio  shall be held  uninvested.  Adviser will establish the overall  investment  strategy for a subadvised  Portfolio and will evaluate,  select,  and recommend any such subadviser,  subject to the approval of the Board and, unless such approval by such holders is not required  under the rules and  regulations  promulgated  under the 1940 Act or an  exemptive  order  granted  thereunder,  the holders of a majority  of the  outstanding voting securities of the subadvised  Portfolio.  Adviser will allocate assets to such subadviser,  monitor the performance,  security  holdings,  and investment  strategies of the subadviser and, when appropriate, research any potential new  subadviser for the subadvised  Portfolio.  Subject to the overall  supervision of the Board,  Adviser has  responsibility  to oversee any such  subadvisers  and recommend  their hiring, termination and replacement.

VII.     Portfolio Transactions.

         A.       Adviser agrees that, in executing  Portfolio  transactions and selecting  brokers or dealers,  if any, it shall use its best  efforts to seek on behalf of the  Portfolio  the best  overall  terms available.  In assessing the best overall  terms  available  for any  transaction,  Adviser shall consider all factors it deems  relevant,  including the breadth of the market in and the price of the security,  the financial condition and execution  capability of the broker or dealer, and the reasonableness  of the  commission,  if any,  with respect to the specific  transaction  and on a continuing  basis.  In evaluating the best overall terms  available,  and in selecting the broker or dealer, if any, to execute a particular  transaction,  Adviser may also consider the brokerage and research  services (as those terms are defined in Section  28(e) of the  Securities  Exchange
                  Act of 1934, as amended ("1934 Act"))  provided to Adviser and/or its affiliates  with respect to the  Portfolio  and/or other  accounts over which  Adviser or an affiliate  exercises  investment discretion.  Adviser  may,  in its  discretion,  agree to pay a broker or dealer  that  furnishes such brokerage or research  services a higher  commission than that which might have been charged by another  broker-dealer  for effecting  the same  transactions,  if Adviser  determines in good faith that such  commission is  reasonable  in relation to the  brokerage  and research  services provided by the broker or dealer,  viewed in terms of either that  particular  transaction or the overall  responsibilities  of Adviser and its affiliates with respect to the accounts as to which they exercise  investment  discretion (as such term is defined under Section 3(a)(35) of the 1934
                  Act).  Adviser  shall,  upon request from the Trust,  provide such  periodic and special  reports describing any such brokerage and research  services  received and the  incremental  commissions, net price or other consideration to which they relate.

         B.       In no  instance  will  Portfolio  securities  be  purchased  from  or  sold  to  Adviser,  or any affiliated  person thereof,  except in accordance with the federal  securities laws and the rules and regulations thereunder.

         C.       Adviser may buy  securities  for a Portfolio at the same time it is selling such  securities  for another  client  account and may sell  securities  for a Portfolio  at the time it is buying such securities  for  another  client  account.  In  such  cases,  subject  to  applicable  legal  and regulatory  requirements,  and in  compliance  with  such  procedures  of the  Trust as may be in effect from time to time,  Adviser may  effectuate  cross  transactions  between a Portfolio  and such other account if it deems this to be advantageous to the Portfolio and such other account.

         D.       On  occasions  when Adviser  deems the purchase or sale of a security to be in the best  interest of the  Trust  as well  as  other  clients  of  Adviser,  Adviser,  to the  extent  permitted  by applicable  laws and  regulations,  may,  but  shall be under no  obligation  to,  aggregate  the securities  to be  purchased  or sold to  attempt  to  obtain  a more  favorable  price  or lower brokerage  commissions and efficient  execution.  In such event,  allocation of the securities so purchased or sold, as well as the expenses  incurred in the transaction,  will be made by Adviser in the manner  Adviser  considers to be the most  equitable  and  consistent  with its  fiduciary obligations to the Trust and to its other clients.

VIII.    Records.  Adviser shall  maintain all books and records  required to be  maintained by the Trust  pursuant to the 1940 Act and the rules and  regulations  promulgated  thereunder  with respect to  transactions  on behalf of the Portfolio.

IX.      Reports and Meetings.

         A.       Adviser  shall  furnish  to the  Board  such  information,  reports,  evaluations,  analyses  and opinions as are required by law or that the Board may reasonably require

         B.       Adviser  shall make  available  in person to the Board and  personnel of Adviser as the Board may reasonably  request to review the  investments  and the  investment  program of the Portfolio and the services provided by Adviser hereunder.

X.       Services to Other Clients.  Nothing  contained in this  Agreement  shall limit or restrict (i) the freedom
         of  Adviser,   or  any  affiliated  person  thereof,   to  render  investment   management  and  corporate
         administrative  services  to other  investment  companies,  to act as  investment  manager  or  investment counselor to other persons,  firms, or  corporations,  or to engage in any other business  activities,  or
         (ii) the right of any director,  officer, or employee of Adviser, who may also be a director,  officer, or employee  of the Trust,  to engage in any other  business  or to devote his or her time and  attention  in part to the  management  or other  aspects  of any  other  business,  whether  of a  similar  nature  or a dissimilar nature.

XI.      Adviser's Use of the Services of Others.  Adviser may, at its cost,  employ,  retain,  or otherwise  avail itself of the  services or  facilities  of other  persons or  organizations  for the purpose of  providing
         Adviser  or the  Trust  or the  Portfolio,  as  appropriate,  with  such  statistical  and  other  factual
         information,   such  advice  regarding  economic  factors  and  trends,   such  advice  as  to  occasional
         transactions  in specific  securities,  or such other  information,  advice,  or assistance as Adviser may deem necessary,  appropriate,  or convenient for the discharge of its  obligations  hereunder or otherwise helpful  to the  Trust  or the  Portfolio,  as  appropriate,  or in the  discharge  of  Adviser's  overall responsibilities with respect to the other accounts that it serves as investment manager or counselor.

XII.     Limitation  of Liability  of Adviser.  Neither  Adviser nor any of its  officers,  Trustees,  or employees
         (collectively,  "Related  Persons"),  shall be liable for (i) any error of  judgment  or mistake of law or for any loss  suffered by the Trust or Portfolio or (ii) any error of fact or mistake of law  contained in any report or data  provided  by  Adviser,  except in each case for any error,  mistake or loss  resulting from willful  misfeasance,  bad faith,  or gross  negligence in the performance by Adviser or such Related
         Person of Adviser's  duties on behalf of the Trust or Portfolio or from  reckless  disregard by Adviser or any such Related Person of the duties of Adviser pursuant to this Agreement.

         Notwithstanding  the foregoing,  any stated  limitations on liability  shall not relieve  Adviser from any responsibility  or liability  Adviser may have under state or federal statutes or from  responsibility  or liability for errors in connection with the execution of trade orders.

XIII.    Representations of Adviser.  Adviser represents, warrants, and agrees as follows:

         A.       Adviser (i) is  registered as an  investment  adviser under  Advisers Act and will continue to be so registered  for so long as this  Agreement  remains in effect;  (ii) is not  prohibited by the
                  1940 Act or the Advisers Act from performing the services  contemplated by this Agreement;  (iii)
                  has met, and will  continue to meet for so long as this  Agreement  remains in effect,  any other applicable  federal or state  requirements,  or the applicable  requirements of any regulatory or industry  self-regulatory  agency,  necessary  to  be  met  in  order  to  perform  the  services contemplated  by this  Agreement;  (iv) has the  authority to enter into and perform the services contemplated by this Agreement;  and (v) will  immediately  notify the Board of the occurrence of any event that would  disqualify  Adviser from serving as an investment  adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

         B.       Adviser  has  adopted  a  written  code  of  ethics  (the  "Adviser  Code")  complying  with  the requirements  of Rule 17j-1 under the 1940 Act,  as may be amended  from time to time,  and,  has provided  the Trust with a copy of the Adviser  Code,  together  with  evidence of its  adoption.
                  Adviser  certifies  that  it has  adopted  procedures  reasonably  necessary  to  prevent  access persons" as defined in Rule 17j-1 ("Access  Persons")  from  violating the Adviser Code.  Adviser will  furnish at least  annually  to the Board a written  report  that (a)  describes  any issues arising  under the Adviser  Code since the last report to the Board,  including,  but not limited to,  information about material  violations of the Adviser Code with respect to the Portfolio and sanctions  imposed in response to the material  violations and (b) certifies that the Adviser has adopted  procedures  reasonably  necessary to prevent  Access  Persons from violating the Adviser
                  Code.

         C.       Adviser has  provided the Trust with a copy of its Form ADV as most  recently  filed with the SEC and, if not so filed,  its most recent Part II of Form ADV, and will,  promptly  after filing any amendment  to its Form ADV with the SEC,  and, if not so filed,  any  amendment to Part II of its
                  Form ADV, furnish a copy of such amendment to the Trust.

XIV.     Compliance  with  Applicable  Regulations.  In performing its duties  hereunder,  Adviser shall  establish compliance  procedures  reasonably  calculated  to  ensure  compliance  at all times  with all  applicable provisions  of the 1940 Act and the  Advisers  Act,  and any rules  and  regulations  adopted  thereunder;
         Subchapter  M of  the  Code;  the  provisions  of  the  Registration  Statement;  the  provisions  of  the
         Declaration  of Trust and the By-Laws of the Trust,  as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

XV.      Term of Agreement.  This Agreement  shall become  effective  with respect to the initial  Portfolio on the
         Effective  Date and,  with  respect to any  additional  Portfolio,  on the date of receipt by the Board of notice from Adviser in  accordance  with Section II hereof that Adviser is willing to serve as  investment adviser with respect to such  Portfolio.  Unless sooner  terminated  as provided  herein,  this  Agreement shall  continue in effect for two years from the  Effective  Date with  respect to the  initial  Portfolio and,  with  respect to each  additional  Portfolio,  for two years  from the date on which this  Agreement becomes  effective with respect to such  Portfolio.  Thereafter,  this Agreement  shall continue in effect from year to year,  with respect to the  Portfolio,  subject to the  termination  provisions and all other terms and conditions  hereof,  so long as (a) such  continuation  shall be specifically  approved at least annually (i) by either the Board,  or by vote of a majority of the  outstanding  voting  securities of the
         Portfolio;  and (ii) in either event,  by the vote,  cast in person at a meeting called for the purpose of voting on such  approval,  of a majority of the  Trustees of the Trust who are not  interested  persons of any  party to this  Agreement,  cast in  person  at a meeting  called  for the  purpose  of voting on such approval;  and (b) Adviser shall not have notified the Trust,  in writing,  at least 60 days prior to such approval that it does not desire such  continuation.  Adviser  shall  furnish to the Trust,  promptly upon its request,  such  information  as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

XVI.     Termination  of Agreement.  Notwithstanding  the  foregoing,  this Agreement may be terminated at any time with  respect to a Portfolio,  without the payment of any penalty,  by vote of the Board or by a vote of a majority of the  outstanding  voting  securities  of such  Portfolio  on at least 60 days'  prior  written notice to  Adviser.  This  Agreement  may also be  terminated  by the Trust  (i) upon  material  breach by
         Adviser of any of the  representations  and  warranties  set forth in Section XIII of this  Agreement,  if such breach  shall not have been cured within a 20-day  period  after  notice of such  breach;  or (ii) if
         Adviser  becomes  unable to  discharge  its  duties and  obligations  under this  Agreement.  Adviser  may terminate  this  Agreement  at any time,  without the payment of any  penalty,  on at least 60 days' prior notice to the Board.  This Agreement shall terminate  automatically in the event of its  "assignment",  as such term is defined in the 1940 Act.

         Any  approval,  amendment,  or  termination  of  this  Agreement  by  the  holders  of a  majority  of the outstanding  voting  securities  (as  defined  in the 1940 Act) of any  Portfolio  shall be  effective  to continue,  amend or terminate this Agreement with respect to such Portfolio  notwithstanding (i) that such action has not been  approved by the holders of a majority of the  outstanding  voting  securities  of any other  Portfolio  affected  thereby,  and/or (ii) that such action has not been  approved by the vote of a majority of the outstanding  voting  securities of the Trust,  unless such action shall be required by any applicable law or otherwise.

XVII.    Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by an instrument in writing  signed by the party against  which  enforcement  of the change,  waiver, discharge or termination is sought.  This Agreement  (including any exhibits and schedules  hereto) may be amended at any time by written  mutual  consent of the parties,  subject to the  requirements  of the 1940
         Act and rules and regulations promulgated and orders granted thereunder.

XVIII.   Miscellaneous.

         A.       Governing  Law. This  Agreement  shall be construed in  accordance  with the laws of the State of
                  Minnesota  without  giving effect to the conflicts of laws  principles  thereof and the 1940 Act.
                  To the extent that the  applicable  laws of the State of Minnesota  conflict with the  applicable provisions of the 1940 Act, the latter shall control.

         B.       Insurance.  Adviser agrees to maintain errors and omissions or professional  liability  insurance coverage in an amount that is reasonable  in light of the nature and scope of Adviser's  business activities.

         C.       Captions.  The captions  contained in this  Agreement are included for  convenience  of reference only and in no way define or delimit  any of the  provisions  hereof or  otherwise  affect  their construction or effect.

         D.       Entire  Agreement.  This  Agreement  represents  the entire  agreement and  understanding  of the parties  hereto and shall  supersede  any prior  agreements  between the parties  relating to the subject  matter  hereof,  and all such  prior  agreements  shall be  deemed  terminated  upon the effectiveness of this Agreement.

         E.       Interpretation.  Nothing  herein  contained  shall be  deemed  to  require  the Trust to take any action  contrary  to its  Declaration  of  Trust  or  By-Laws,  or any  applicable  statutory  or regulatory  requirement to which it is subject or by which it is bound,  or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Portfolio.

         F.       Definitions.  Any question of  interpretation  of any term or provision of this Agreement  having a  counterpart  in or  otherwise  derived  from a term or  provision  of the  1940  Act  shall be resolved by reference to such term or provision of the 1940 Act and to  interpretations  thereof, if any, by the United  States courts or, in the absence of any  controlling  decision of any such court,  by rules,  regulations,  or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement,  the terms "majority of the outstanding voting  securities,"  "affiliated person,"  "interested  person,"  "assignment,"  "broker,"  "investment  adviser,"  "net  assets,"
                  "sale,"  "sell," and  "security"  shall have the same meaning as such terms have in the 1940 Act, subject  to such  exemption  as may be  granted  by the SEC by any  rule,  regulation,  or order.
                  Where the effect of a requirement  of the federal  securities  laws reflected in any provision of this Agreement is made less  restrictive by a rule,  regulation,  or order of the SEC, whether of special or general  application,  such  provision  shall be deemed to  incorporate  the effect of such rule, regulation, or order.

IN WITNESS  WHEREOF,  the  parties  hereto  have caused  this  instrument  to be executed by their duly  authorized signatories as of the date and year first above written.

                                            THRIVENT FINANCIAL FOR LUTHERANS

Attest: /s/ John C. Bjork                   By:    /s/ Bruce J. Nicholson
Name:  John C. Bjork                        Name:  Bruce J. Nicholson
                                            Title: President and Chief Executive Officer

                                            THRIVENT FINANCIAL SECURITIES LENDING TRUST

Attest: /s/ John C. Bjork                   By:    /s/ Russell W. Swansen
Name:   John C. Bjork                       Name:  Russell W. Swansen
                                            Title: Vice President

                                                    SCHEDULE I

-------------------------------------------------------------------------------------------------------------
                             Advisory Fee = 0.045% of Average Daily Net Assets

-------------------------------------------------------------------------------------------------------------